                                                                 Exhibit 1(3)(a)

                            UNDERWRITING AGREEMENT
                            ----------------------

     AGREEMENT made this 28th day of December, 1987, by the Lincoln National Life Insurance Company ("Lincoln National"), an Indiana corporation, on its own behalf and on behalf of Lincoln National Flexible Premium Variable Life Account F ("Variable Account F"), and American Funds Distributors, Inc. ("AFD"), a corporation organized under the laws of the State of California.

     WHEREAS, Lincoln National has established and maintains Variable Account F, a segregated investment account, pursuant to the laws of the State of Indiana for the purpose of selling certain flexible premium variable life insurance policies, sometimes referred to in the prospectus and/or advertising material as American Legacy Estate Builder, (the "Policies"), to commence after the effectiveness of the registration statement for the Policies as filed with the Securities and Exchange Commission (the "SEC") on Form S-6 (Registration No. 33-14692) pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, Variable Account F is registered as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Variable Account F will invest in shares of the American Variable Insurance Series, a series mutual fund (the "Fund") and such shares will be sold to Lincoln National for allocation to Variable Account F by [specify any distributor for Fund shares]; and

     WHEREAS, AFD is registered as a broker-dealer with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers (the "NASD"); and

     WHEREAS, Lincoln National and Variable Account F desire to have the Policies sold and distributed through AFD, and AFD is willing to sell and distribute such Policies, under the terms state herein.

     NOW THEREFORE, the parties hereto agree as follows:

     1. PRINCIPAL UNDERWRITER. Lincoln National grants to AFD the right to be, and AFD agrees to serve as, sole distributor and principal underwriter of the Policies during the term of this Agreement in each state or other jurisdiction where the Policies may legally be sold. AFD agrees to use its best efforts to solicit applications for the Policies at its own expense, to undertake to provide any other sales services relating to the Policies and otherwise to actively engage in all duties and functions which are necessary and proper for the sale and distribution of the Policies on a continuous basis while this Agreement is in effect and a registration statement for the Policies is effective.

     2.   SELLING GROUP.

          a. Sales Agreements. AFD agrees to form a selling group (the "Selling Group") consisting of broker-dealers appointed by AFD to distribute the Policies issued by Lincoln National through its Variable Account F. AFD is hereby authorized to enter into separate written sales agreements with broker-dealers registered as such under the 1934 Act which agree to join the Selling Group and to use their best efforts to solicit applications for the Policies, provided that all such sales agreements shall:

               i.   Expressly be subject to this Agreement;

               ii. Require Lincoln National's written approval before taking effect;

               iii. Provide that such broker-dealer will assume full responsibility for continued compliance by itself and its representatives with applicable federal and state securities laws;

               iv. Provide that each such broker-dealer will distribute the Policies only in those jurisdictions in which the Policies are registered or qualified for sale and only through duly licensed registered representatives of broker-dealers who are properly insurance licensed by Lincoln National to sell the Policies in the applicable jurisdictions; and

               v. Provide that all applications and initial and subsequent payments under the Policies collected by such broker-dealer will be remitted promptly to Lincoln National.

          b. Sales Agreement Copies. AFD shall submit an executed copy of each such sales agreement to Lincoln National's Compensation/Contracts section immediately upon execution thereof.

          c. Additional Broker-Dealers. The parties hereto expressly understand and agree that Lincoln National may from time to time propose that the Policies be distributed through additional broker-dealers. In such circumstances, AFD agrees to enter into a sales agreement in the usual and customary form with such other broker-dealer, subject to AFD's reasonable satisfaction with such other broker-dealer's credentials and practices. AFD agrees that a sales agreement will not be unreasonably withheld.

          d. Independent Contractors. All members of the Selling Group shall act as independent contractors and nothing herein contained shall itself constitute such broker-dealers or their agents or employees as employees of Lincoln National in connection with the sale of the Policies.

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          e.   Insurance Licenses.  AFD shall apply, at its own cost, for any necessary and proper insurance licenses in the appropriate states or jurisdictions for the designated persons associated with members of the Selling Group for the sale of the Policies, provided that Lincoln National reserves the right to refuse to appoint any proposed registered representative as an agent or broker, and to terminate an agent or broker once appointed. AFD shall be responsible for coordinating the submission of insurance license information to Lincoln National's Licensing section.

     3. PREMIUMS. All premiums or other monies payable for the Policies shall be remitted promptly in full (unless otherwise agreed in writing by LNL) together with the related applications, forms and any other required documentation to Lincoln National or its designated servicing agents, and shall be the exclusive property of Lincoln National. Checks or money orders in payment of premiums or other monies payable shall be drawn to the order of "The Lincoln National Life Insurance Company." Lincoln National will retain all such payments.

     4.   SALES EFFORTS AND PROMOTIONAL MATERIALS.

          a. Promotion. AFD will its best efforts to promote sales of the Policies, including, without limitation:

               i. Providing information and marketing assistance to members of the Selling Group;

               ii. Preparing and providing advertising materials and sales literature and providing current Prospectuses for the Policies and the Fund.

"Prospectuses" as used in this Agreement shall include Statements of Additional Information whenever appropriate. Lincoln National and AFD will cooperate in the development of all sales and promotional materials (but the costs thereof will be borne by AFD).

          b. Policy Information. AFD agrees to offer the Policies for sale only in accordance with the then current registration statement therefor. AFD is not authorized to and shall not:

               i. Give any information or make any representations concerning the Policies except those contained in sales literature or advertising approved pursuant to clause (ii) below or the most recent Policy registration statement and any supplements thereto, or

               ii. Give any information regarding, or use any description of, the Policies in any sales literature or advertising or otherwise, unless approved by Lincoln National in writing in advance.

          c. Fund Information. Lincoln National is not authorized to and shall not:

               i. Give any information or make any representations concerning the Fund, its shares or operations, except those contained in the most recent Fund registration statement and any supplements thereto, or

               ii. Use any description of the fund in any sales literature or advertising, unless approved by AFD or the Fund in writing in advance.

Notwithstanding this paragraph 4(c) or any other provision of this Agreement, it is not contemplated that Lincoln National will advertise, promote or incur any expenses for the advertising or promotion of the Policies, except for the compensation to AFD specified in paragraph 10 hereof.

          d. Approval by Lincoln National. Advertising and sales literature with respect to the Policies, non-public field sales material (such as information or brochures intended for brokers only) or other supplemental sales materials shall be submitted to Lincoln National for prior approval. AFD shall not use (or allow the use of) any such materials not previously approved by Lincoln National in writing. AFD expressly agrees not to use any form of advertising bearing Lincoln National's name or referring to the Policies, other than that furnished by Lincoln National or approved in writing by Lincoln National.

          e. Advertising. The term "advertising" as used in this Agreement includes all forms of communication by any medium, direct or indirect, including, but not limited to, print (including brochures, letters, illustrations and other materials), radio, television, billboards, direct mail, booklets leaflets, business cards and stationery.

          f. Use by Lincoln National. Lincoln National shall have the right to receive free of charge quantities of all such advertising and sales literature from AFD, for use by Lincoln National in its own sales efforts.

          g. Regulatory Approvals. The parties understand that certain sales literature and materials intended for use in connection with the sale of the Policies may require filings with and/or approvals from the SEC, NASD and other securities regulatory authorities. In any such case, AFD shall make such filing or seek such approval; and that Lincoln National shall make such filings or seek such approval of any appropriate insurance regulatory authorities.

     5. SUSPENSION OF SALES. Lincoln National reserves the right to suspend sales of the Policies, either nationwide or in selected jurisdictions. AFD will take any necessary steps to ensure that no offering, sale or other disposition of the Policies will be made after it has been notified by Lincoln National to suspend such activities in any states or other jurisdictions and for such time periods as may be specified in such notice. Lincoln National will not suspend sales of the Policies without cause and will notify AFD of any cause.

     6. REPRESENTATIONS AND WARRANTIES BY AFD. AFD represents and warrants to Lincoln National that:

          a. Fund Registration. A registration statement under the 1933 Act (Registration No. 33-14692), and under the 1940 Act (Registration No. 811-5164) with respect to the Fund has been filed with the SEC in the form previously delivered to Lincoln National, and copies of any and all amendments or supplements thereto will be forwarded to Lincoln National at the time that they are filed with the SEC.

          b. Maintenance of Registration. AFD will maintain effective registration of an indefinite number of the Fund's shares under the 1933 Act and will register from time to time as necessary such additional shares of the Fund (if required under the laws of any state) as may be reasonably necessary for use as the funding vehicle for the Policies.

          c. Conformity to Securities Laws. The Fund's registration statement and any further amendments or supplements thereto will, when they become effective, conform in all respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to AFD by Lincoln National expressly for use therein.

          d. Broker-Dealer Registration. AFD is a broker-dealer duly registered with the SEC pursuant to the 1934 Act and a member in good standing of the NASD and is in compliance with the federal securities laws and the securities laws in those states in which it conducts business as a broker-dealer and AFD will maintain such registration, membership and compliance.

          e. Compliance with NASD Rules. AFD will comply with the requirements of any applicable state broker-dealer regulations and the 1934 Act and shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD. Without limiting the generality of the foregoing, AFD agrees that it shall be fully responsible for the following activities, which it may conduct directly or through members of the Selling Group:

               i. Ensuring that no person shall offer or sell the Policies on its behalf unless such person is a duly registered representative of either AFD or a member of the Selling Group, properly insurance licensed and appointed by Lincoln National, and appropriately licensed, registered or otherwise qualified to offer and sell such Policies under any applicable insurance or securities laws.

               ii. Training, supervising and controlling all such persons for purposes of complying on a continuous basis with the NASD Rules of Fair Practice and with applicable federal and state securities and insurance laws requirements in connection with the offering and sale of the Policies. In this connection AFD or such member of the Selling Group shall:

                          A. Conduct such training (including the preparation and utilization of training materials) as is necessary to accomplish the purposes of this Agreement;

                          B. Establish and implement reasonable written procedures for supervision of sales practices of agents, representatives or brokers selling the Policies, including ensuring that registered representatives deliver only the currently effective prospectuses for the Policies and the Funds and use only sales literature and advertising material authorized in writing by Lincoln National and AFD and in compliance with federal and state laws requirements; and

                          C. Take reasonable steps to ensure that the various sales representatives appointed by it shall not make recommendations to an applicant to purchase a Policy in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished after reasonable inquiry concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood of the applicant persisting with the Policy for a reasonable period of time.

          f. Information True. Any information furnished by AFD to Lincoln National for use in the registration statement of the Fund or the Policies will not result in the registration statements':

               i. Failing to conform in all respects to the requirements of the 1933 Act, the 1934 Act, or the 1940 Act and the rules and regulations thereunder, or

               ii. Containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. AFD will furnish Lincoln National such information with respect to the Fund or otherwise relevant to this Agreement or the distribution of the Policies in such form and signed by such of its officers as

          Lincoln National may reasonably request, and warrants that when so signed, such information will be true and correct.

          g. Effectiveness. AFD will take any necessary steps to ensure that no offering, sale or other disposition of the Policies will be made until it has been notified by Lincoln National that the subject registration statements have been declared effective and the Policies have been released for sale by Lincoln National, and such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Policies by Lincoln National.

          h. Corporate Standing. AFD is a corporation duly organized and in good standing under the laws of the State of California, with the power to own its properties and conduct its business and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification.

          i. Consents. No consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by AFD of the transactions contemplated by this Agreement.

          j. Litigation. There are no legal or governmental proceedings pending to which AFD is a party or otherwise subject, which, if determined adversely to AFD, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of AFD.

          k. No Defaults. The performance of its duties under this Agreement by AFD will not result in a breach or violation of any of the terms or provisions or constitute a default under any statute, any indenture, mortgage, deed of trust or other agreement or instrument to which AFD is a party or by which AFD is bound, the Certificate of Incorporation or By-Laws of AFD, or any order, rule or regulation of any court or government agency or body having jurisdiction over AFD or its property.

     7.   REPRESENTATIONS AND WARRANTIES BY LINCOLN NATIONAL.

Lincoln National represents and warrants to AFD that:

          a. Policy Registration Statement. Registration statements under the 1933 Act (Registration No. 33-14692) on Form S-6 (with respect to the Policies) and under the 1940 Act (Registration No. 811-5164) on Form N-8B-2 (with respect to Variable Account F) have been filed with the SEC in the forms previously delivered to AFD, and copies of any and all amendments and supplements thereto will be forwarded to AFD at the time that they are filed with the SEC.

          b. Maintenance of Registration. Lincoln National will maintain effective registration of an indefinite amount of the Policies under the 1933 Act.

          c. Conformity to Securities Laws. The registration statements and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act, and the 1934 Act, and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Lincoln National by AFD expressly for use therein.

          d. Stock Life Company. Lincoln National is validly existing as a stock life insurance company in good standing under the laws of the State of Indiana, with the power to own its properties and conduct its business as described in the registration statement, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification.

          e. The Policies. The Policies to be issued through Variable Account F have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Policy registration statements and in the Policies, will be duly and validly issued and will conform to the description of such Policies contained in the registration statement therefore.

          f. No Defaults. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust or other agreement or instrument to which Lincoln National is a party or by which Lincoln National is bound, Lincoln National's Charter as a stock life insurance company or By-Laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Lincoln National or any of its properties.

          g. Consents. No consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by Lincoln National of the transactions contemplated by this Agreement.

          h. Litigation. There are no material legal or governmental proceedings pending to which Lincoln National or Variable Account F is a party or of which any property of Lincoln National or Variable Account F is the subject, other than as set forth in the registration statement relating to the Policies, and other than litigation incident to the kind of business conducted by Lincoln National which, if determined adversely to Lincoln National, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Lincoln National.

          i. Information True. Any information furnished in writing by Lincoln National to AFD for use in the registration statement of the Fund or the Policies will not result in the registration statement's (i) failing to conform in all respects to the requirements of the 1933 Act, the 1934 Act, or the 1940 Act and the rules and regulations thereunder or (ii) containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Lincoln National will furnish AFD such information with respect to the Policies in such form and signed by such of its officers as AFD may reasonably request, and warrants that when so signed, such information will be true and correct.

     8.   EXPENSES.

          a. AFD. AFD will bear all its expenses of providing services under this Agreement, including but not limited to the cost of:

               i. Preparing, printing and mailing or otherwise disseminating all advertising and sales literature for the Policies;

               ii. Printing and mailing Fund and Policy Prospectuses used for sales purposes; and

               iii. Any direct expenses incurred in the normal course of business by its employees in assisting Lincoln National in performing its duties hereunder. AFD shall not bear expenses of registering and qualifying shares of the Fund or Policies for sale under federal or state laws.

          b. Lincoln National. Lincoln National will bear all its expenses of providing services under this agreement, including the cost of:

               i.     Policy Prospectuses not used for sales purposes;

               ii. Registering or qualifying the Policies and Variable Account F under federal or state laws;

               iii. Any direct expenses incurred in the normal course of business by its employees in assisting AFD in performing its duties hereunder; and

               iv.     Mailing the Fund's semi-annual reports to Policy owners.

          c. The Fund. The parties hereto understand and agree that the Fund shall bear its own expenses (except to the extent borne by the Fund's investment adviser or manager), including but not limited to the cost of:

               i. Preparing Fund Prospectuses and printing and mailing them to existing Policy owners;

               ii. Preparing and printing Fund proxy materials and reports to shareholders, and the costs of mailing such proxy materials and reports to Policy owners; and

               iii. Registering Fund shares under federal or state laws.

     9.  COMPENSATION.

          a. Commissions. Lincoln National shall pay such remuneration to AFD for its services hereunder as may be contained in such schedules of remuneration as may be adopted and appended to this Agreement from time to time ("Schedules of Remuneration"); provided that no such schedule shall be effective until signed and attested to on the face thereof by Lincoln National and AFD. No compensation shall be paid with respect to any Policy that is canceled during the "Free Look Period" as defined in the Policy Prospectus, and AFD agrees to refund to Lincoln National any compensation that may have been paid with respect to such Policies.

          b. Paying Agent. AFD shall be responsible for paying all commissions or other fees which are due for the sale of the Policies to members of the Selling Group or associated persons thereof. AFD hereby appoints Lincoln National as its paying agent to pay commissions or other remuneration to members of the Selling Group in accordance with the Schedule of Remuneration and agrees that Lincoln National shall deduct any amounts so paid from amounts otherwise due to AFD.

          Lincoln National, as paying agent for AFD, shall provide AFD:

               i. On a monthly or otherwise regular basis, a statement setting forth commissions and concessions earned and payable to AFD, along with an accounting of AFD Selling Group commission accounts; and

               ii. On a weekly basis, statements setting forth commissions earned and payable to Selling Group members together with a separate accounting of each licensed representative's production.

          c. Offset. Lincoln National may at any time deduct from any monies otherwise payable under this Agreement and any supplement or amendment hereto, any monies or debts due from AFD, including interest [at what rate?] on any such debts. Furthermore, in administering AFD's compensation accounting with members of the Selling Group, Lincoln National shall have the authority to offset any Selling Group member commission accounting debt to AFD. Included in statements described in (a) and
(b) above, will be an accounting of charges that would occur in the normal course of business. Those charges include but are not limited to: "Not taken out" charges, cancellation fees, reissue fees, and commission chargebacks. Notwithstanding the preceding, no member of the Selling Group or associated person thereof shall have any claim whatsoever against Lincoln National.

          d. Indemnification of Paying Agent. In consideration for Lincoln National's agreement to act as paying agent for AFD, AFD agrees to indemnify and hold harmless Lincoln National, its officers, directors, employees, agents, servants or successors against any losses, claims, damages or liabilities incurred as a result of any action taken or omitted by Lincoln National acting as such paying agent on behalf of AFD, and will reimburse Lincoln National for any legal or other expenses reasonably incurred by it in investigating or defending against such loss, claim, damage, liability or action.

     10.  INDEMNIFICATION.

          a. General Indemnity. Each party (the "Indemnifying Party") agrees to indemnify and hold harmless the other party, its officers, directors, employees, agents, servants or successors against any losses, claims or liability incurred as a result of any action taken or omitted by the Indemnifying Party or any of its officers, directors, employees agents or servants not authorized by this Agreement, including the violation of any federal or state law or regulation; provided, however, that no such indemnity shall be provided for any such liability resulting from willful misfeasance, bad faith or gross negligence of the other party.

          b. Fund Registration Statement. Without limiting the generality of the foregoing, AFD will indemnify and hold harmless Lincoln National and Variable Account F against any losses, claims, damages or liabilities to which Lincoln National and Variable Account F may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               i. Any untrue statement or alleged untrue statement of any material fact contained in the Fund registration statement or Prospectus or any supplements or amendments thereto,

               ii. The omission or alleged omission to state any material fact required to be stated in the Fund registration statement or Prospectus or any supplements or amendments thereto or necessary to make the statements therein not misleading, or

               iii. Other misconduct or negligence of AFD in its capacity as principal underwriter and distributor of the Fund;

and will reimburse Lincoln National or Variable Account F for any legal or other expenses reasonably incurred by it in investigating or defending against such loss, claim, damage, liability or action.

          c. Policy Registration Statement. Without limiting the generality of the foregoing, Lincoln National will indemnify and hold harmless AFD against any losses, claims, damages or liabilities to which AFD may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               i. Any untrue statement or alleged untrue statement of any material fact contained in the Policy registration statement or Prospectus or any supplements or amendments thereto,

               ii. The omission or alleged omission to state any material fact required to be stated in the Policy registration statement or Prospectus or any supplements or amendments thereto or necessary to make the statements therein not misleading, or

               iii. Other misconduct or negligence of Lincoln National;

and will reimburse AFD for any legal or other expenses reasonably incurred by it in investigating or defending against such loss, claim, damage, liability or action.

     11.  INVESTIGATIONS OR PROCEEDINGS.
          -----------------------------

          a. Cooperation. AFD and Lincoln National agree to cooperate fully in:

               i. Any insurance regulatory inspection, inquiry, investigation or proceeding or judicial proceeding arising in connection with the Policies distributed under this Agreement;

               ii. Any securities (including, but not limited to, SEC and NASD) regulatory inspection, inquiry, investigation or proceeding or any judicial proceeding with respect to Lincoln National, AFD, or any affiliates or representatives of either of them to the extent that such inspection, inquiry, investigation or proceeding relates to the Policies distributed under this Agreement.

          b. Notification. Without limiting the foregoing, each party will promptly notify the other of:

               i.   Any customer complaint;

               ii. Notice of any regulatory inspection, inquiry, investigation, hearing or proceeding or any judicial proceeding with respect to it or any of its representatives which relates to or might affect the issuance or distribution of any Policy or any activity in connection with any such Policy;

               iii. Any request by the SEC for the amendment of either or both the Fund or the Policy registration statement or for additional information;

               iv. The issuance of any stop order suspending effectiveness of the Fund or the Policy registration statement or the initiation of any proceeding for that purpose; or

               v. The happening of any material event which makes untrue any statement made in either or both the Fund or the Policy registration statement or any supplements or amendments thereto, or which requires the making of a change therein in order to make any statement made therein not misleading.

          c. Customer Complaints. In the case of a customer compliant, AFD and Lincoln National will cooperate in investigating such complaint and consult with each other to arrive at a mutually satisfactory response.

     12. CONFIDENTIALITY. Any information, documents or materials, whether printed or oral, furnished by either party or its agents or employees to the other which are not otherwise publicly available shall be held in confidence. No such information shall be given to any third party, other than to such sub-contractors of AFD as may be permitted herein (except under requirement of a lawful authority), without the prior express written consent of the other party.

     13.  TERMINATION.

          a.   Events of Termination. This Agreement may be terminated:

               i. Either with or without cause, upon 90 days' written notice to the other party;

               ii. At any time upon the mutual written consent of the parties hereto,

               iii. At the option of Lincoln National upon the institution of formal proceedings against AFD by the SEC, NASD, or any other regulatory authority, or

                iv. As otherwise provided in the 1940 Act, in any such case without a penalty.

          b.   Return of Records, Etc.  Upon termination of this Agreement,

               i. All rate manuals, policyholder records, application forms, letters or other correspondence with Policy owners and representatives of Lincoln National, sales material, equipment and all other supplies and records in the possession of AFD or members of the Selling Group shall be returned to Lincoln National;

               ii. All authorizations, rights and obligations shall cease, except the obligations to settle accounts hereunder, and any obligation to cooperate referred to in paragraph 12 hereof; and

               iii. Both AFD and Lincoln National will use best efforts to preserve in force the business as issued pursuant to this Agreement.

     14. ASSIGNMENT. AFD shall not assign or delegate its responsibilities under this Agreement and shall not assign any concessions or commissions payable hereunder without the prior written consent of an authorized officer of Lincoln National.

     15.  EXCLUSIVITY.

          a. The services of AFD and Lincoln National hereunder are not to be deemed exclusive and AFD and Lincoln National shall be free to render similar services to others, except that;

               i. AFD shall not, while this Agreement is in effect, act as principal underwriter, sponsor, distributor or dealer with respect to flexible premium variable life insurance policies issued by insurance companies other than Lincoln National and its affiliates;

               ii. Shares of the Fund shall not be sold to any other life insurance company to fund flexible premium variable life insurance policies.

     16.  REGULATION.

          a. Applicable Laws. This Agreement shall be subject to the provisions of the 1940 Act and the 1934 Act and the rules, regulations, and rulings thereunder and the NASD from time to time in effect, including such exemptions from the 1940 act as the SEC may grant, and the terms of this Agreement shall be interpreted and construed and in accordance therewith.

          b. Submission to Regulation. AFD shall submit to all regulatory and administrative bodies having jurisdiction over the operations of Variable Account F, present or future; and if, and only if, requested by Lincoln National, AFD will provide any information, reports or other material which any such body may request or require pursuant to applicable laws or regulations.

     17. CONVICTIONS FOR FRAUD. AFD represents that neither AFD nor any registered representative of any member of the Selling Group, or any other person employed or utilized in any connection with respect to the services provided pursuant to this Agreement:

          a. Federal Violations. Within the last ten years has been convicted of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of sections 1341, 1342, or 1343 of Title 18, United States Code; or

          b. Insurance Violations. Within the last ten years has been found by any state regulatory authority to have violated or has acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

          c. Securities Violations. Within the last ten years has been found by any federal or state regulatory authorities to have violated or have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

     18. ENTIRETY OF AGREEMENT AMENDMENT. This Agreement covers and includes all agreements, oral and written, expressed or implied, between Lincoln National and AFD and suspersedes any and all other agreements between the parties with respect to the subject matter hereof. Any provision of this Agreement may be waived or amended only by a written instrument duly executed by the parties hereto.

     19. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     20. WAIVER. Forbearance or neglect of Lincoln National to insist upon full performance of any term or provision of this Agreement shall not constitute a waiver of any rights and privileges hereunder.

     21. LIMITATIONS. Neither party shall have authority on behalf of the other to make, alter or discharge any contractual terms of the Policy, to waive any forfeiture, to extend the time of making any contributions to the Policy, nor to guarantee dividends, to alter the forms which either may prescribe, or to substitute other forms in place of this prescribed by the other.

     22. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience of reference only and do not affect, limit or amplify the terms and provisions hereof.

     23. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials as of the day and year first above written to take effect upon the effectiveness of the registration statement with respect to the Policies.

                                        THE LINCOLN NATIONAL LIFE
                                        INSURANCE COMPANY, on behalf of
                                        itself and Variable Account F


Attest:


/s/ Janet M. Hoffman                    By /s/ Harlan K. Holly
------------------------------            ------------------------------
                                             Name:
                                             Title:


                                        AMERICAN FUNDS DISTRIBUTORS, INC.

Attest:


/s/ Michael Downer                      By /s/
------------------------------            ------------------------------
                                             Name:
                                             Title:

     SCHEDULE OF COMMISSIONS TO DEALERS AND REMUNERATION TO AFD
     ----------------------------------------------------------

1.   All Sales
     ---------

     Lincoln National will make direct payment of commissions to dealers and remuneration to AFD with respect to all sales of the Policies according to the schedule set forth below. Where state law prohibits direct payment to AFD, payment will be made in accordance with the applicable state law.

                                  Commissions           Remuneration
                                  to Dealers               to AFD
                                  -----------           ------------

          All Premiums from
          Policies Sold By
          Member Dealers             5.5%                  1.00%


                                  Commissions to        Remuneration
                                 Lincoln National          to AFD
                                 ----------------       ------------

          All Premiums from
          Policies Sold By LNSC  (As determined by
          Agents and Brokers     Lincoln National)          0.40%

     An annual .25% continuing commission will be paid to dealers (except Lincoln Nation) on the Policy value of premiums beginning in the second Policy year. This asset based compensation will be paid at end of each calendar quarter and will be calculated as follows: At the end of each quarter, Lincoln National will calculate and pay, for all Policies which have been in force for 15 months or more as of the last day of the quarter, an amount equal to .0625% of an amount equal to the excess of Policy value over loans as of the last day of the quarter.

2.   Sales Volume Allowance
     ----------------------

     Effective January 1, 1988, AFD will relinquish a portion of its remuneration in order to provide an additional sales volume allowance of .25% to be paid to dealers (except LNSC agents and brokers) attaining a sales volume of at least $2,000,000 in American Legacy Life premiums in each calendar year. For calendar year 1988, the allowance will be paid on all premiums received between April 1 and December 31 for years thereafter, the allowance will be paid on all premiums received during the calendar year.

     Lincoln National, upon notification from AFD that a broker-dealer has calendar year sales of $2,000,000 or more, will deduct from AFD's remuneration to pay that broker-dealer the allowance due. The initial payment will be included in the next possible check due following attainment of the $2,000,000 premium threshold for American Legacy Life sales. All subsequent payments will be made at the end of each quarter throughout the remainder of the calendar year. The broker-dealers must attain the $2,000,000 sales volume each calendar year to qualify for the additional allowance payments.

3.   Introductory Period
     -------------------

     All member dealers (except LNSC agents and brokers) will be paid a 6.50% commission on all Policy premiums on Policies sold between January 4, 1988, and March 31, 1988.